EXHIBIT 8

                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                  212-450-4000





                                                     March 10, 1999



Re:  Comcast Corporation   % Exchangeable Extendable Subordinated
     Debentures Due 2029

Comcast Corporation
1500 Market Street
Philadelphia, PA 19102-2148

Ladies and Gentlemen:

          We have acted as tax counsel for Comcast Corporation (the "Company") in connection with the proposed issuance and sale of the Company's % Exchangeable Extendable Subordinated Debentures due 2029 (the "PHONES"). We hereby confirm the opinion (the "Opinion") set forth under the caption "Certain United States Federal Income Tax Considerations" in the preliminary prospectus supplement (the "Preliminary Prospectus Supplement") dated as of March 9, 1999 and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration statement (the "Registration Statement") on Form S-3, number 33-50785, originally filed by the Company with the Securities and Exchange Commission on October 27, 1993 and the abbreviated registration statement (the "Abbreviated Registration Statement") on Form S-3 to register the sale of additional securities, to be filed on March 11, 1999 pursuant to Rule 462(b) of the Securities Act (which itself relates to the Registration Statement). Capitalized terms used herein but not defined have the same meanings as provided in the Preliminary Prospectus Supplement.

         In rendering the Opinion, we have relied upon, among other things, facts furnished to us by the Company and contained in the Preliminary Prospectus Supplement, and have assumed that the transaction contemplated by the Preliminary Prospectus Supplement will be consummated in accordance therewith.




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Comcast Corporation                  2                           March 10, 1999

         We hereby consent to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Preliminary Prospectus Supplement, which is a part of the Registration Statement and the Abbreviated Registration Statement. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                                Very truly yours,

                                                /s/ Davis Polk & Wardwell